EXHIBIT 21


                                                State of Incorporation/
                                                      Organization

Subsidiaries of Indiana Energy, Inc., (Parent) -

        Indiana Gas Company, Inc.                        Indiana
          Richmond Gas Corporation,
            d/b/a Indiana Gas Company, Inc.              Indiana
          Terre Haute Gas Corporation,
            d/b/a Indiana Gas Company, Inc.              Indiana
        IEI Services, LLC                                Indiana
        IEI Capital Corp.                                Indiana
        IEI Investments, Inc.                            Indiana
          Energy Realty, Inc.                            Indiana
          IGC Energy, Inc.                               Indiana
            Indiana Energy Services, Inc.                Indiana
            ProLiance Energy, LLC                        Indiana
            CIGMA, LLC                                   Indiana
            Energy Systems Group, LLC                    Indiana